                                                                   Exhibit 10.39

                                                                  EXECUTION COPY




CREDIT AGREEMENT



By and Among



GMS DENTAL GROUP MANAGEMENT, INC.

as Borrower,


GMS DENTAL GROUP, INC.

and


THE OTHER CREDIT PARTIES PARTY HERETO,



and


IMPERIAL BANK

as Agent,


and


THE FINANCIAL INSTITUTIONS PARTY HERETO


Dated as of October 10, 1996





$10,000,000

                               TABLE OF CONTENTS

                                                             Page(s)
ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . .  1

     1.1  Certain Defined Terms . . . .. . . . . . . . . . . . .  1
     1.2  Other Interpretive Provisions .. . . . . . . . . . . . 18
     1.3  Accounting Principles . . . . .. . . . . . . . . . . . 19

ARTICLE II - THE CREDITS . . . . . . . . . . . . . . . . . . . . 20

     2.1  Amounts and Terms of Commitments . . . . . . . . . . . 20
     2.2  Loan Accounts  . . . . . . . . . . . . . . . . . . . . 20
     2.3  Procedure for Borrowing  . . . . . . . . . . . . . . . 21
     2.4  Conversion and Continuation Elections for
          Borrowings . . . . . . . . . . . . . . . . . . . . . . 22
     2.5  Voluntary Termination or Reduction of
          Commitments  . . . . . . . . . . . . . . . . . . . . . 23
     2.6  Optional Prepayments . . . . . . . . . . . . . . . . . 23
     2.7  Repayment  . . . . . . . . . . . . . . . . . . . . . . 23
     2.8  Interest . . . . . . . . . . . . . . . . . . . . . . . 24
     2.9  Fees . . . . . . . . . . . . . . . . . . . . . . . . . 24
    2.10  Computation of Fees and Interest . . . . . . . . . . . 25
    2.11  Payments by the Borrower. . . . . . . . . . . .  . . . 25
    2.12  Payments by the Banks to the Agent . . . . . . . . . . 26
    2.13  Sharing of Payments, Etc . . . . . . . . . . . . . . . 27
    2.14  Security Documents . . . . . . . . . . . . . . . . . . 27

ARTICLE III - TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . 27

     3.1  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.2  Illegality . . . . . . . . . . . . . . . . . . . . . . 29
     3.3  Increased Costs and Reduction of Return  . . . . . . . 29
     3.4  Funding Losses . . . . . . . . . . . . . . . . . . . . 30
     3.5  Inability to Determine Rates . . . . . . . . . . . . . 31
     3.6  Certificates of Banks  . . . . . . . . . . . . . . . . 31
     3.7  Survival . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE IV - CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . 32

     4.1  Commitment Closing . . . . . . . . . . . . . . . . . . 32
     4.2  Condition of Initial Loans . . . . . . . . . . . . . . 34
     4.3  Conditions to All Borrowings . . . . . . . . . . . . . 36

ARTICLE V - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 36

     5.1  Existence and Power  . . . . . . . . . . . . . . . . . 36
     5.2  Corporate Authorization; No Contravention  . . . . . . 37
     5.3  Governmental Authorization . . . . . . . . . . . . . . 37
     5.4  Binding Effect . . . . . . . . . . . . . . . . . . . . 37
     5.5  Litigation . . . . . . . . . . . . . . . . . . . . . . 37

    5.6   No Default . . . . . . . . . . . . . . . . . . . . . . 38
    5.7   Financial Condition. . . . . . . . . . . . . . . . . . 38
    5.8   ERISA Compliance . . . . . . . . . . . . . . . . . . . 38
    5.9   Use of Proceeds; Margin Regulations. . . . . . . . . . 39
    5.10  Real Property. . . . . . . . . . . . . . . . . . . . . 39
    5.11  Equipment. . . . . . . . . . . . . . . . . . . . . . . 39
    5.12  Contracts. . . . . . . . . . . . . . . . . . . . . . . 39
    5.13  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 40
    5.14  Environmental Matters. . . . . . . . . . . . . . . . . 40
    5.15  Regulated Entities . . . . . . . . . . . . . . . . . . 41
    5.16  No Burdensome Restrictions . . . . . . . . . . . . . . 41
    5.17  Copyrights, Patents, Trademarks and Licenses,
          etc. . . . . . . . . . . . . . . . . . . . . . . . . . 41
    5.18  Capital Stock. . . . . . . . . . . . . . . . . . . . . 41
    5.19  Insurance. . . . . . . . . . . . . . . . . . . . . . . 42
    5.20  Business Activity. . . . . . . . . . . . . . . . . . . 42
    5.21  Accreditation, Etc . . . . . . . . . . . . . . . . . . 42
    5.23  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . 42
    5.24  Initial Acquisition Agreements . . . . . . . . . . . . 42
    5.25  Full Disclosure. . . . . . . . . . . . . . . . . . . . 42

ARTICLE VI - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . 43

    6.1   Financial Statements . . . . . . . . . . . . . . . . . 43
    6.2   Certificates; Other Information. . . . . . . . . . . . 44
    6.3   Notices. . . . . . . . . . . . . . . . . . . . . . . . 45
    6.4   Preservation of Corporate Existence, Etc . . . . . . . 46
    6.5   Maintenance of Property. . . . . . . . . . . . . . . . 46
    6.6   Insurance. . . . . . . . . . . . . . . . . . . . . . . 47
    6.7   Payment of Obligations . . . . . . . . . . . . . . . . 47
    6.8   Compliance with Laws . . . . . . . . . . . . . . . . . 47
    6.9   Compliance with ERISA. . . . . . . . . . . . . . . . . 47
    6.10  Inspection of Property and Books and Records . . . . . 47
    6.11  Environmental Laws . . . . . . . . . . . . . . . . . . 48
    6.12  Acquisitions . . . . . . . . . . . . . . . . . . . . . 48
    6.13  Concentration Account. . . . . . . . . . . . . . . . . 49
    6.14  Financial Covenants. . . . . . . . . . . . . . . . . . 49
    6.15  Required Future Action . . . . . . . . . . . . . . . . 49

ARTICLE VII - NEGATIVE COVENANTS . . . . . . . . . . . . . . . . 50

    7.1   Limitation on Liens. . . . . . . . . . . . . . . . . . 50
    7.2   Disposition of Assets. . . . . . . . . . . . . . . . . 51
    7.3   Consolidations and Mergers . . . . . . . . . . . . . . 52
    7.4   Change of Business . . . . . . . . . . . . . . . . . . 52
    7.5   Loans and investments. . . . . . . . . . . . . . . . . 52
    7.6   Limitation on Indebtedness . . . . . . . . . . . . . . 52
    7.7   Contingent Obligations . . . . . . . . . . . . . . . . 52
    7.8   Lease Obligations. . . . . . . . . . . . . . . . . . . 52
    7.9   Restricted Payments. . . . . . . . . . . . . . . . . . 53
    7.10  Prepayments of Subordinated Permitted
          Indebtedness . . . . . . . . . . . . . . . . . . . . . 53
    7.11  Transactions with Affiliates . . . . . . . . . . . . . 53
    7.12  Use of Proceeds. . . . . . . . . . . . . . . . . . . . 53

    7.13  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 54
    7.14  Accounting Changes . . . . . . . . . . . . . . . . . . 54

ARTICLE VIII - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . 54

    8.1   Event of Default . . . . . . . . . . . . . . . . . . . 54
    8.2   Remedies . . . . . . . . . . . . . . . . . . . . . . . 57
    8.3   Rights Not Exclusive . . . . . . . . . . . . . . . . . 57

ARTICLE IX - THE AGENT . . . . . . . . . . . . . . . . . . . . . 58

    9.1   Appointment and Authorization. . . . . . . . . . . . . 58
    9.2   Delegation of Duties . . . . . . . . . . . . . . . . . 58
    9.3   Liability of Agent . . . . . . . . . . . . . . . . . . 58
    9.4   Reliance by Agent  . . . . . . . . . . . . . . . . . . 59
    9.5   Notice of Default  . . . . . . . . . . . . . . . . . . 59
    9.6   Credit Decision  . . . . . . . . . . . . . . . . . . . 59
    9.7   Indemnification of Agent . . . . . . . . . . . . . . . 60
    9.8   Agent in Individual Capacity . . . . . . . . . . . . . 61
    9.9   Successor Agent. . . . . . . . . . . . . . . . . . . . 61
    9.10  Withholding Tax. . . . . . . . . . . . . . . . . . . . 61

ARTICLE X - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 63

    10.1  Amendments and Waivers . . . . . . . . . . . . . . . . 63
    10.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . 64
    10.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . 64
    10.4  Costs and Expenses . . . . . . . . . . . . . . . . . . 65
    10.5  Borrower Indemnification . . . . . . . . . . . . . . . 65
    10.6  Payments Set Aside . . . . . . . . . . . . . . . . . . 66
    10.7  Successors and Assigns . . . . . . . . . . . . . . . . 66
    10.8  Assignments, Participations, etc . . . . . . . . . . . 66
    10.9  Confidentiality. . . . . . . . . . . . . . . . . . . . 68
    10.10 Set-off. . . . . . . . . . . . . . . . . . . . . . . . 69
    10.11 Notification of Addresses, Lending Offices, Etc. . . . 69
    10.12 Counterparts . . . . . . . . . . . . . . . . . . . . . 69
    10.13 Severability . . . . . . . . . . . . . . . . . . . . . 69
    10.14 No Third Parties Benefited . . . . . . . . . . . . . . 70
    10.15 Governing Law and Jurisdiction . . . . . . . . . . . . 70
    10.16 Waiver of Jury Trial . . . . . . . . . . . . . . . . . 70
    10.17 Entire Agreement . . . . . . . . . . . . . . . . . . . 71
    10.18 Additional Credit Parties. . . . . . . . . . . . . . . 71

                                   EXHIBITS


Exhibit A       Form of Promissory Note

Exhibit B       Form of Guaranty

Exhibit C       Form of Security Agreement

Exhibit D       Form of Compliance Certificate

Exhibit E       Form of Notice of Borrowing

Exhibit F       Form of Notice of Conversion/Extension

Exhibit G       Form of Certificate re Real Property and Business
                Locations

Exhibit H       Terms and Conditions of Permitted Subordinated
                Indebtedness

Exhibit I Form of Legal Opinion of Counsel to GMS Holding and Its Subsidiaries

Exhibit J       Form of Assignment and Acceptance Agreement

Exhibit K       Form of Credit Agreement Supplement

                                   SCHEDULES


Schedule 1.1(b)      Existing Permitted Indebtedness

Schedule 2.1         Commitment

Schedule 4.1(f)      Initial Permitted Acquisitions

Schedule 4.2(e)      Perfection of Liens and Security Interests

Schedule 5.1         Jurisdictions of Subsidiaries

Schedule 5.5         Litigation

Schedule 5.8         ERISA Compliance

Schedule 5.12        Material Contracts

Schedule 5.14        Environmental Matters

Schedule 5.15        Regulated Entities

Schedule 5.17        Intellectual Property Rights

Schedule 5.18        Ownership of Subsidiaries

Schedule 5.19        Insured Properties

Schedule 7.1         Existing Liens

Schedule 7.6         Indebtedness on Closing Date

Schedule 7.7 Contingent Obligations of Credit Parties as of Commitment Closing Date and Closing Date

Schedule 10.2        Addresses

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of October 10, 1996, among GMS DENTAL GROUP MANAGEMENT, INC., a Delaware corporation (the "Borrower"), GMS DENTAL GROUP, INC., a Delaware corporation ("GMS Holding"), GMS CALIFORNIA ACQUISITION COMPANY, a Delaware corporation ("GMS California"), GMS HAWAII ACQUISITION COMPANY, a Delaware corporation ("GMS Hawaii"), and the Additional Credit Parties (as defined in Section 10.18 hereof) (each of the Borrower, GMS Holding, GMS California, GMS Hawaii and the Additional Credit Parties herein called a "Credit Party" and collectively the "Credit Parties"), the financial institutions from time to time party to this Agreement (collectively, the "Banks" and individually, a "Bank"), and IMPERIAL BANK, as agent (the "Agent") for the Banks.


                                   ARTICLE I
                                  DEFINITIONS

     1.1 Certain Defined Terms. The following terms have the following meanings:

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person or (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management policies of the other Person, whether through the owners of voting securities, membership interests, by contract, otherwise; provided that no Person shall be deemed to be an Affiliate of GMS Holding or any of its Subsidiaries solely as a result of management or consulting agreements between such Person and GMS Holding or any of its Subsidiaries executed by GMS Holding or any of its Subsidiaries in the ordinary course of business and pursuant to which GMS Holding or its Subsidiaries provide such services.

     "Agent" means Imperial Bank in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.9 hereof.

     "Agent-Related Persons" means Imperial Bank and any successor agent arising under Section 9.9 hereof, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Agent's Payment Office" means 9777 Wilshire Boulevard, Beverly Hills, 4th Floor, Beverly Hills, California 90212, or such other address as the Agent may from time to time specify.

     "Agreement" means this Credit Agreement.

     "Applicable Margin" means, subject to the following proviso, the rates per annum set forth below:

LEVERAGE RATIO                      REFERENCE          RATE           LIBOR
                                                       MARGIN         MARGIN
     less than 2.50:1               0.5%               2.50%          o
     2.50:1 but less than 3.00:1    0.5%               2.75%          o
     3.00:1 but less than 3.50:1    0.75%              3.00%          o
     3.50:1                         1.0%               3.25%

The Applicable Margin shall be based on the Leverage Ratio as set forth in the most recent Compliance Certificate, and shall be effective from and including the date required by Section 6.2(b) hereof if the Agent receives such Compliance Certificate on or before such date, to but excluding the next date of delivery of the Compliance Certificate required by Section 6.2(b) hereof; provided, however, that if the Agent does not receive the Compliance Certificate by the date required by Section 6.2(b) hereof, the Applicable Margin shall be, effective as of such date, the highest Applicable Margin to but excluding the date the Agent receives such Compliance Certificate. Subject to the foregoing proviso, until the delivery of the first Compliance Certificate after the Closing Date, the Applicable Margin for Prime Rate Loans shall be 1.0% and the Applicable Margin for LIBOR Loans shall be 3.25%.

     "Assignee" has the meaning specified in Section 10.8.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "Bank" has the meaning specified in the introductory clause hereto.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.).

     "Base LIBOR" means, for any Interest Period, the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of it) of the rates of interest per annum notified to the Agent by the

Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Loan to be made by the Reference Bank, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

     "Borrower's Business" means providing, directly or indirectly, management, administrative or other support services to providers of dental care services.

     "Borrowing" means a Borrowing hereunder consisting of Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of LIBOR Loans, having the same Interest Periods.

     "Borrowing Date" means any date on which a Borrowing occurs under Sections
2.3 or 2.12 hereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means, in addition to the foregoing, such a day on which dealings are carried on in the applicable offshore dollar interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means, for any period, the sum of

          (a) the aggregate amount of all expenditures of GMS Holding and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) the aggregate amount of all monetary obligations of GMS Holding or any of its Subsidiaries under any Capital Lease incurred during such period.

     "Capital Lease" means any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or disclosed in a footnote thereto as a capitalized lease.

     "Change of Control" means the acquisition by any Person or by two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of GMS Holding or the Borrower.

     "Closing Date" means the date on which all conditions precedent set forth in Section 4.2 are satisfied or waived by all Banks.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Combined Commitments" shall have the meaning set forth in Section 2.1 hereof.

     "Commitment," as to each Bank, has the meaning specified in Section 2.1.

     "Commitment Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D attached hereto.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or service primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such service shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation-in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Conversion/Continuation Date" means any date on which, under Section 2.4, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

     "Coverage Ratio" means, as of the last day of any fiscal quarter of GMS Holding, the ratio of (i) EBITDAR for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date, to (ii) Fixed Charges for such period; provided, however, that (A) the Coverage Ratio as of the last day of each of the fiscal quarters ending December 31, 1996, March 31, 1997, June 30, 1997 and September 30, 1997 shall be determined by multiplying EBITDAR as of each such date by four (4) and (B) the Coverage Ratio as of the last day of each of the subsequent fiscal quarters, commencing with the fiscal quarter ending December 31, 1997, shall be determined by multiplying EBITDAR for two fiscal quarters ending on such date by two (2), in each case so as to represent the four-quarter equivalent of EBITDAR for such periods.

     "Current Assets" means, for any period, for GMS Holding and its Subsidiaries on a consolidated basis, all items that would, in accordance with GAAP, be classified as current assets of GMS Holding and its Subsidiaries, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

     "Current Liabilities" means, for any period, for GMS Holding and its Subsidiaries on a consolidated basis, all items that would, in accordance with GAAP, be classified as current liabilities of GMS Holding and its Subsidiaries, including the current portion of long-term Indebtedness and the Loans hereunder.

     "Current Ratio" means, as of the last day of any fiscal quarter of GMS Holding, the ratio of (i) Current Assets for such period to (ii) Current Liabilities for such period.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Dental Practices" means the dental groups engaged in the practice of dentistry for which the Borrower, directly or indirectly, provides management, administrative or other support services under long-term management agreements or other similar agreements and which under GAAP are considered Subsidiaries of the Borrower for the purposes of determining the Persons whose financial results are to be consolidated with those of the Borrower.

     "Dollars," "dollars" and "$" each mean lawful money of the United States.

     "EBITDAR" means, for any fiscal period, for GMS Holding and its Subsidiaries on a consolidated basis, earnings before Interest Expense, income taxes, depreciation, amortization and Operating Lease Rentals.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary, in each case approved by the Borrower pursuant to Section 10.8 hereof.

     "Environmental Claims" means all claims asserted by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a

Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Event of Default" means any of the events or circumstances specified in
Section 8.1.

     "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

     "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)11) on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letter" has the meaning specified in Section 2.9(a).

     "Fixed Charges" means, for any period and without duplication, for GMS Holding and its Subsidiaries on a consolidated basis, the sum of (i) Interest Expense and fees paid on, and amortization of debt discount in respect of, all Indebtedness plus (ii) Operating Lease Rentals paid during such period plus
(iii) the aggregate principal amount of all current maturities of long term Indebtedness (including the principal portion of rentals under Capital Leases) obligated to be paid by GMS Holding and its Subsidiaries.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

     "GMS Holding" means GMS Dental Group, Inc., a newly-formed Delaware corporation, and the sole shareholder of the Borrower.

     "Governmental Approvals" shall mean any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty

Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

     "Indemnified Liabilities" has the meaning specified in Section 10.5.

     "Indemnified Person" has the meaning specified in Section 10.5.

     "Independent Auditor" has the meaning specified in Section 6.1(a).

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Interest Expense" of GMS Holding and its Subsidiaries for any period means the aggregate amount of interest paid, accrued or scheduled to be paid or accrued in respect of any Indebtedness (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements or under a Capital Lease paid, accrued or scheduled to be paid or accrued by GMS Holding and its Subsidiaries during such period, in each case determined in accordance with GAAP on a consolidated basis and excluding periodic maintenance, insurance, taxes and similar charges not properly characterized as interest expense under GAAP.

     "Interest Payment Date" means, as to any LIBOR Loan, the last day of each Interest Period applicable to such Loan and, as to any Prime Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     "Interest Period" means, as to any LIBOR Loan, the period commencing on the Borrowing Date on which such Loan is disbursed, or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided, however, that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period for any Loan shall extend beyond the Maturity Date.

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Lending Office" means, as to any Bank, the office or as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 10.2 attached hereto, or such other office or offices as such Bank may from time to time notify the Borrower and the Agent.

     "Leverage Ratio" means, as of the last day of any fiscal quarter of GMS Holding, the ratio of (i) the sum of (x) the aggregate principal amount of Indebtedness (including the principal portion of rentals under Capital Leases and Permitted Subordinated Indebtedness) of GMS Holding and its Subsidiaries on a consolidated basis which matures more than one year from the date of determination plus (y) the aggregate principal amount of all Indebtedness (including the principal portion of rentals under Capital Leases) which is scheduled to be paid by GMS Holding and its Subsidiaries on a consolidated basis within one year from the date of determination to (ii) the Operating Cash Flow for the period of four consecutive fiscal quarters ending on such date; provided, however, that (A) the Leverage Ratio as of the last day of each of the fiscal quarters ending December 31, 1996, March 31, 1997, June 30, 1997 and September 30, 1997 shall be determined by multiplying Operating Cash Flow as of each such date by four (4) and (B) the Leverage Ratio as of the last day of each of the subsequent fiscal quarters, commencing with the fiscal quarter ending December 31, 1997, shall be determined by multiplying Operating Cash Flow for two fiscal quarters ending on such date by two (2), in each case so as to represent the four-quarter equivalent of Operating Cash Flow for such periods.

     "LIBOR Loan" means any Loan that bears interest based on the LIBOR Rate.

     "LIBOR Rate" means, for any Interest Period with respect to a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Base LIBOR for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Loan" means a Loan by a Bank to the Borrower under Section 2.3, and may be a LIBOR Loan or a Prime Rate Loan (each, a "Type" of Loan).

     "Loan Documents" means this Agreement, any Notes, the Fee Letter, the Guaranty, the Security Agreement and all other documents delivered to the Agent or any Bank in connection herewith.

     "Majority Banks" means at any time Banks holding more than 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having in excess of 50% of the Combined Commitments.

     "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of GMS Holding and its Subsidiaries taken as a whole;
(b) a material impairment of the ability of GMS Holding or any of its Subsidiaries, including the Borrower, to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against GMS Holding or any of its Subsidiaries of any Loan Document.

     "Maturity Date" shall mean the fifth anniversary of the Closing Date.

     "Multiemployer Plan" means a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "Net Worth" means, for any period, for GMS Holding and its Subsidiaries on a consolidated basis an amount equal to the excess of Total Assets over Total Liabilities.

     "Note" means a promissory note executed by the Borrower in favor of a Bank at its request pursuant to Section 2.2(b) substantially in the form of Exhibit A attached hereto and evidencing such Bank's Loans.

     "Notice of Borrowing" means a notice in substantially the form of Exhibit E attached hereto.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit F attached hereto.

     "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Borrower to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Operating Cash Flow" means, for any period, for GMS Holding and its Subsidiaries (i) net income (before extraordinary gains but after extraordinary losses) for such period plus (ii) Interest Expense, income tax expense, depreciation and amortization (all to the extent deducted in determining net income) for such period, all determined on a consolidated basis in accordance with GAAP.

     "Operating Lease" means any noncancellable lease of property (real, personal or mixed) which does not constitute a Capital Lease.

     "Operating Lease Rentals" means all rents and other amounts paid or accrued by the Borrower and its Subsidiaries under and with respect to operating Leases during and for the relevant period, but excluding periodic maintenance, insurance, taxes and similar charges not properly characterized as rent under GAAP.

     "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Participant" has the meaning specified in Section 10.8(d).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

     "Permitted Acquisitions" means Acquisitions by the Borrower or any of its Subsidiaries of assets of a Person which are to be used by Borrower or any of its Subsidiaries in Borrower's Business, including, without limitation, the Acquisitions described in Schedule 4.1(f) hereto (collectively, the "Initial Permitted Acquisitions"); provided, however, that (a) immediately before and after giving effect to the consummation of each such Acquisition, no Default has occurred and is continuing or will exist; (b) for each such Acquisition, the prior written consent of the Agent and the Majority Banks has been obtained; and
(c) the Borrower shall have complied with the requirements of Section 6.12(a) hereof.

     "Permitted Capital Expenditures" means Capital Expenditures made or used by the Borrower or any of its Subsidiaries in connection with the Borrower's Business, provided that (a) immediately before and after giving effect to the consummation of each such Capital Expenditure, no Default has occurred and is continuing or will exist, (b) such Capital Expenditures in excess of $250,000 in the aggregate, computed on a cumulative consolidated basis for the Borrower and the Subsidiaries, during any fiscal year of the Borrower shall have been approved in writing by the Agent and the Majority Banks; and (c) the Borrower shall have complied with the requirements of Section 6.12(b) hereof.

     "Permitted Capital Leases" means Capital Leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business during any fiscal year of the Borrower, provided that the aggregate amount of all obligations created, incurred or assumed thereunder during such fiscal year does not exceed $500,000, computed on a cumulative consolidated basis for the Borrower and the Subsidiaries.

     "Permitted Encumbrances" has the meaning specified in Section 7.1 hereof.

     "Permitted Indebtedness" means:

               (i) The Obligations of the Borrower and its Subsidiaries under the Loan Documents;

               (ii) Indebtedness of the Borrower and its Subsidiaries listed in Schedule 1.1(b) and existing on the date of this Agreement;

               (iii) Indebtedness of the Borrower and its Subsidiaries arising from the endorsement of instruments for collection in the ordinary course of the Borrower's or a Subsidiary's business ;

               (iv) Indebtedness of the Borrower and its Subsidiaries for trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of such account is more than ninety
(90) days past due (unless subject to a bona fide dispute and for which adequate reserves have been established);

               (v)    Permitted Subordinated Indebtedness;

               (vi) Indebtedness of the Borrower and its Subsidiaries under initial or subsequent refinancings of any Indebtedness permitted by clause (ii) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the Banks than the Indebtedness being refinanced;

               (vii) Indebtedness of the Borrower and its Subsidiaries under purchase money financing incurred by the Borrower or any of its Subsidiaries to finance the acquisition by such Person of fixtures or equipment; provided, however, that in each case (A) such Indebtedness is incurred at the time of the acquisition of such fixture or equipment, (B) such Indebtedness does not exceed 100% of the purchase price of such fixture or equipment so financed and (C) such Indebtedness in the aggregate at any time outstanding during any fiscal year of the Borrower, together with the Indebtedness permitted under subsection (viii) below, does not exceed $250,000;

               (viii) Indebtedness of the Borrower and its Subsidiaries with respect to Surety Instruments incurred in the ordinary course of business;

               (ix) Guaranty Obligations of the Borrower in respect of Permitted Indebtedness of its Subsidiaries;

               (x) Indebtedness of the Borrower to any of its Subsidiaries, Indebtedness of any of the Borrower's Subsidiaries to the Borrower or Indebtedness of any of the Borrower's

Subsidiaries to any the Borrower's other Subsidiaries; provided, however, that
(A) such Subsidiaries shall be Credit Parties and (B) such Indebtedness shall be evidenced by promissory notes and pledged to the Agent pursuant to the terms of the Security Agreement.

     "Permitted Market Investments" means investments having a maturity of not greater than 180 days from the date of acquisition thereof in (a) obligations issued or unconditionally guaranteed by the United States or any agency thereof,
(b) certificates of deposit of any commercial bank organized under the laws of the United States or any State thereof reasonably acceptable to the Agent or (c) other investments agreed to from time to time between the Borrower and the Agent.

     "Permitted Subordinated Indebtedness" means unsecured Indebtedness of the Borrower or its Subsidiaries evidencing seller financing incurred in connection with a Permitted Acquisition, which Indebtedness is subordinated to the Obligations upon substantially the terms set forth on Exhibit H attached hereto or upon such other terms as may be satisfactory to the Agent and the Majority Banks.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Imperial Bank in Los Angeles, California, as its "prime rate." (The "prime rate" is a rate set by Imperial Bank based upon various factors including Imperial Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Imperial Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Prime Rate Loan" means a Loan that bears interest based on the Prime Rate.

     "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Combined Commitments of all Banks.

     "Real Property Certificate" means a certificate substantially in the form of Exhibit G attached hereto.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserve Requirement" shall mean, for any Interest Period with respect to a LIBOR Loan, the average maximum rate in effect at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any regulatory change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Rate" in this Article I or (ii) any category of extensions of credit or other assets that includes LIBOR Loans.

     "Responsible Officer" means a chief executive officer, a president or a chief financial officer of GMS Holding, or any other officer having substantially the same authority and responsibility.

     "Revolving Termination Date" means the earlier to occur

           (a)  the second anniversary of the Closing Date; and

           (b) the date on which the Combined Commitments terminate in accordance with the provisions of this Agreement.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Solvent" means, when used with respect to any Person, that at the time of determination:

           (a) the fair value of its assets (both at fair valuation and at present fair salable value) is in excess of the total amount of all of its debts and liabilities, including contingent, subordinated, unmatured and unliquidated liabilities; and

           (b)  it is then able to pay its debts as they become due; and

           (c) it owns property having a value (both at fair valuation and at present fair salable value) in excess of the total amount required to pay its debts; and

           (d)  it has capital sufficient to carry on its business.

     "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of, the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower. The Dental Practices shall not be deemed to be Subsidiaries except as provided in Section
1.3 hereof.

     "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any politic subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

     "Total Assets" means, for GMS Holding and its Subsidiaries on a consolidated basis, all property, whether real, personal, tangible, intangible or otherwise, that, in accordance with GAAP, should be included in determining total assets as shown on the assets side of a consolidated balance sheet.

     "Total Liabilities" means, for GMS Holding and its Subsidiaries on a consolidated basis, all obligations that, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet.

     "Type" has the meaning specified in the definition of "Loan."

     "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.

     "Warrants" means warrants to purchase two and one-half percent (2.5%) of GMS Holding's common stock, on a fully-diluted basis, at an exercise price of $1.762 per share.

     "Working Capital Loan" means a Loan of any Type made by a Bank to the Borrower under Section 2.3 hereof the proceeds of which are used to meet the working capital requirements of the Borrower.

     1.2   Other Interpretive Provisions.

           (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

           (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including'" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

           (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto (including, in the case of this Agreement, all amendments and modifications validly entered into pursuant to Section 10.1 hereof), but only to the extent such amendments and other modifications to agreements other than this Agreement and the other Loan Documents are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

           (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

           (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

           (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks, involvement in their preparation.

     1.3   Accounting Principles. Unless the context otherwise clearly requires,
(a) all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied, (b) references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of GMS Holding (c) references herein to "Subsidiary" in Sections 5.7, 6.1, 6.2 and 6.14 hereof include Dental Practices.


                                  ARTICLE II
                                  THE CREDITS

     2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make revolving loans to the Borrower (each such loan, a "Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
2.1 attached hereto (such amount as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 10.8, the Bank's "Commitment" and all such Commitments, referred to herein, collectively, as the "Combined Commitments"); provided, however, that, after giving effect to any Borrowing, (a) the aggregate principal amount of all outstanding Loans shall not at any time exceed the Combined Commitments and (b) the aggregate principal amount of all outstanding Working Capital Loans shall not at any time exceed $2,000,000. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

     2.2   Loan Accounts.

           (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

           (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

     2.3   Procedure for Borrowing.

           (a) Each Borrowing shall be made upon the Borrower's irrevocable telephonic notice (such notice to be immediately confirmed in writing) delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (Los Angeles time) (i) three (3) Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, and (ii) one
(1) Business Day prior to the requested Borrowing Date, in the case of Prime Rate Loans, specifying:

                (A) the amount of the Borrowing, which shall be (1) in the case of a Prime Rate Loan, in an aggregate minimum amount of $100,000 or any multiple of $100,000 in excess thereof and (2) in the case of a LIBOR Loan, in an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof;

                (B)  the requested Borrowing Date, which shall be a Business
Day;

                (C)  the Type of Loans comprising the Borrowing; and

                (D) with respect to the LIBOR Loans only, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Loans, such Interest Period shall be three months.

           (b) The Agent will promptly notify each Bank of receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

           (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 12:00 noon (Los Angeles time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower or the Borrower's designee by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Borrower in like funds as received by the Agent.

           (d) After giving effect to any Borrowing, there may not be more than 3 different Interest Periods in effect in respect of all LIBOR Loans then outstanding.

     2.4   Conversion and Continuation Elections for Borrowings.

           (a) The Borrower may, upon irrevocable telephonic notice (such notice to be immediately confirmed in writing), to the Agent in accordance with
Section 2.4(b) elect, as of any Business Day, in the case of Prime Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof); provided, however, that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans shall automatically convert into Prime Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Loans shall terminate.

           (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (Los Angeles time) at least
(i) three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans; and (ii) one (1) Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Prime Rate Loans, specifying:

                (A)  the proposed Conversion/Continuation Date;

                (B)  the aggregate amount of Loans to be converted or continued;

                (C) the Type of Loans resulting from the proposed conversion or continuation; and

                (D) other than in the case of conversions into Prime Rate Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Prime Rate Loans effective as of the expiration date of such Interest Period.

           (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank and the Borrower of the details of any automatic conversion. All conversions and continuation shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

           (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan be made as or converted into or continued as a LIBOR Loan.

           (f) After giving effect to any conversion or continuation of Loans, there may not be more than three different Interest Periods in effect in respect of all LIBOR Loans then outstanding.

     2.5 Voluntary Termination or Reduction of Commitments. The Borrower may, upon not less than five (5) Business Days' prior notice to the Agent, terminate the Combined Commitments, or permanently reduce the Combined Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Combined Commitments then in effect. Once reduced in accordance with this Section 2.5, the Combined Commitments may not be increased. Any reduction of the Combined Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued unused commitment fees due and owing, pursuant to Section 2.9(b) hereof, to, but not including the effective date of any reduction or termination of Combined Commitments, shall be paid on the effective date of such reduction or termination.

     2.6 Optional Prepayments. (a) Subject to Section 3.4, the Borrower may, at any time or from time to time, upon not less than three (3) Business Days' irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of LIBOR Loans only, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

     2.7 Repayment. The Borrower shall repay to the Banks the aggregate principal amount of Loans outstanding on the Revolving Termination Date in 12 equal, consecutive quarterly installments commencing ninety days after the second anniversary of the Closing Date and ending on the Maturity Date; provided, however, that the last such installment shall be in the amount necessary to pay in full the unpaid principal amount of the Loans.

     2.8   Interest.

           (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate or the Prime Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4), plus the Applicable Margin.

           (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of conversion to another Type of Loan, on the date of any prepayment for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

           (c) Notwithstanding Section (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum, to the Applicable Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate, plus Applicable Margin plus 2%.

           (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

     2.9   Fees.

           (a) Agency Fees. The Borrower shall pay the commitment fee to the Agent for the Agent's own account, as required by the letter agreement between the Borrower and the Agent dated August 2, 1996, as amended on September 13, 1996 and October 7, 1996 (the "Fee Letter").

           (b) Unused Commitment Fees. The Borrower shall pay to the Agent, for the period from and including the Commitment Closing Date to the Revolving Termination Date, for the account of each Bank an unused-commitment fee at the rate of 0.50% per annum on the average daily amount by which the Combined Commitments exceeds the aggregate amount of all Loans outstanding from time to time. Such commitment fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date.

     2.10  Computation of Fees and Interest.

           (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

           (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

     2.11  Payments by the Borrower.

           (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Banks to the Agent's account no. 14-076-484, regarding: GMS Dental Group Management, Inc., ABA No. 122201444, or at such other account as the Agent may from time to time designate by notice to the Borrower, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (Los Angeles time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (Los Angeles time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

           (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank, shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12  Payments by the Banks to the Agent.

           (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of the Borrower, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank and the Borrower with respect to amounts owing under this
Section 2.12(a) shall be conclusive, absent manifest error. If such Bank shall repay to the Agent such corresponding amount, such payment so repaid shall constitute such Bank's Loan as part of such Borrowing for all purposes of this Agreement.

           (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date. The Borrower reserves the right to seek compensation from any Bank wrongfully failing to make a Loan on a Borrowing Date for any costs, losses and expenses incurred by the Borrower resulting from such failure.

     2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.14 Security Documents. The Obligations shall be (a) unconditionally guaranteed as set forth in a Guaranty to be executed and delivered by GMS Holding and each of its Subsidiaries (other than the Borrower) (as amended, modified or supplemented from time to time, the "Guaranty") in the form of Exhibit B attached hereto and (b) secured by a Security Agreement to be executed and delivered by each of GMS Holding, the Borrower and by each of the other Subsidiaries of GMS Holding (as amended, modified or supplemented from time to time, the "Security Agreement") in the form of Exhibit C attached hereto.


                                  ARTICLE III
                    TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1 Taxes. (a) Any and all payments by the Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

           (b) The Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Bank or the Agent makes written demand therefor.

           (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (ii)  the Borrower shall make such deductions and withholdings;

                (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) the Borrower shall also pay to each Bank or the Agent for the account of such Bank at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

           (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

           (e) If the Borrower is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.2   Illegality.

           (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other

Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Loans, then, on notice thereof by the Bank to the Borrower through the Agent, any obligation of that Bank to make LIBOR Loans shall be suspended until the Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

           (b) If a Bank determines that it is unlawful to maintain any LIBOR Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Loan. If the Borrower is required to so prepay any LIBOR Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Prime Rate Loan.

           (c) If the obligation of any Bank to make or maintain LIBOR Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as LIBOR Loans shall be instead Prime Rate Committee Loans.

           (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.3   Increased Costs and Reduction of Return.

           (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Loans then, in any such case, such Bank shall notify the Borrower of any such event of which it has knowledge and shall deliver to the Agent and the Borrower a written statement specifying in reasonable detail the losses or expenses sustained or incurred. The Borrower shall within ten (10) days following demand therefor, pay the amount sufficient to compensate such Bank for such increased costs.

           (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement; then, in any such case, such Bank shall notify the Borrower of any such event of which it has knowledge and shall deliver to the Agent and the Borrower a written statement specifying in reasonable detail the losses or expense sustained or incurred. The Borrower shall within ten (10) days following demand therefor, pay the amount sufficient to compensate such Bank for such increased costs.

     3.4 Funding Losses. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

           (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Loan;

           (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (c) the failure of the Borrower to make any prepayment of any Loan in accordance with any notice delivered under Section 2.6;

           (d) the prepayment (including pursuant to Section 2.6 or 3.7) or other payment (including after acceleration thereof) of any LIBOR Loan on a day that is not the last day of the relevant Interest Period; or

           (e) the automatic conversion under Section 2.4(a) of any LIBOR Loan to a Prime Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under subsection 3.3(a), each LIBOR Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded. Each Bank that claims compensation under this section shall deliver to the Agent and the Borrower a written statement specifying in reasonable detail any amounts due to the Banks as provided above.

     3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Loans, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Prime Rate Loans instead of LIBOR Loans.

     3.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     3.7   Survival.  The agreements and obligations of the Borrower in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV
                             CONDITIONS PRECEDENT

     4.1 Commitment Closing. The obligation of each Bank to enter into this Agreement is subject to the condition that the Agent has received on or before the Commitment Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

           (a) Credit Agreement. This Agreement executed by each party thereto;

           (b)  Resolutions; Incumbency.

                (i) Copies of the resolutions of the board of directors of each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document authorizing the transactions contemplated hereby or thereby, certified as of the

Commitment Closing Date by the Secretary or an Assistant Secretary of such party; and

               (ii) A certificate of the Secretary or Assistant Secretary of each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document certifying the names and true signatures of the officers of such party authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such party hereunder;

          (c) Organization Documents: Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws of each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document as in effect on the Commitment Closing Date, certified by the Secretary or Assistant Secretary of such party as of the Commitment Closing Date; and

               (ii) a good standing and tax good standing certificate for each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of such party's state of incorporation and each state where such party is qualified to do business as a foreign corporation as of a recent date;

          (d) Payment of Fees. Evidence of payment to the Agent by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Commitment Closing Date, together with Attorney Costs of Imperial Bank to the extent invoiced prior to or on the Commitment Closing Date, plus such additional amounts of Attorney Costs as shall constitute Imperial Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Imperial Bank); including any such costs, fees and expenses arising under or referenced in
Section 2.9(a) and Section 10.4;

          (e) Certificate. A certificate signed by a Responsible Officer, dated as of the Commitment Closing Date:

               (i) stating that the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

               (ii)   stating that no Default or Event of Default exists; and

               (iii) stating that there has occurred since June 30, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (f) Initial Acquisition Agreements. Copies of all acquisition and merger agreements (the "Initial Acquisition Agreements") relating to the Initial Permitted Acquisitions described in Schedule 4.1(f) attached hereto, together with copies of the business plans, financial projections and budgets relating thereto and evidence satisfactory to the Banks that the Initial Permitted Acquisitions have been consummated;

          (g) Venture Commitment. Evidence satisfactory to the Banks that the private placement of $10,500,000 in Series B-1 Preferred Stock under the Series B Preferred Stock Purchase Agreement between GMS Holding and the investors named therein, dated as of the date hereof (the "Series B Preferred Stock Purchase Agreement"), has been consummated and the investors named therein have committed to purchase from GMS Holding $10,500,000 in Series B-2 Preferred Stock upon the satisfaction of certain milestones subject to and upon the conditions set forth in the Series B Preferred Stock Purchase Agreement;

          (h)  Warrants. Imperial Bank shall have received the Warrants; and

          (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

     4.2 Condition of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent has received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a)  Note. The Note executed by the Borrower;

          (b) Security Documents. The Guaranty and the Security Agreement executed by each party thereto;

          (c) Resolutions; Incumbency. A certificate of the Secretary or Assistant Secretary of each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document certifying that the resolutions of the board of directors and the incumbency certificate of each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document previously delivered on the Commitment Closing Date under Section 4.1(b) have not been amended, modified or revoked and are in full force and effect on the Closing Date;

          (d) Organization Documents: Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws of each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such party as of the Closing Date; and

               (ii) a good standing and tax good standing certificate for each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of such party's state of incorporation and each state where such party is qualified to do business as a foreign corporation as of a recent date;

          (e) Perfection of Liens and Security Interests. The Banks shall have obtained assurance satisfactory to Majority Banks (including UCC search reports, confirmation of filing or recording, and opinions of counsel) that the security interests created by the Security Agreement and the Guaranty in the property specified in Schedule 4.2(e) attached hereto shall have been duly perfected under applicable law and shall be of first priority, subject only to Permitted Encumbrances;

          (f) Legal Opinion. An opinion of Pillsbury Madison & Sutro, counsel to each of GMS Holding, the Borrower and other Subsidiaries parties to any Loan Document, and addressed to the Agent and the Banks, substantially in the form of
Exhibit I attached hereto, together with opinions of counsel in Hawaii and Idaho with respect to the laws of Hawaii and Idaho, respectively, in form reasonably satisfactory to the Agent and the Banks;

          (g) Payment of Fees. Evidence of payment to the Agent by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Imperial Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Imperial Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Imperial Bank); including any such costs, fees and expenses arising under or referenced in Section 10.4;

          (h) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date:

               (i) stating that the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

               (ii) stating that no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) stating that there has occurred since June 30, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (i) No Existing Default. No Event of Default or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default shall exist on the Closing Date or after giving effect to the transactions contemplated to take place hereunder on such date;

          (j) Representations and Warranties Correct. The representations and warranties set forth in Article V hereof shall be true and correct on the Closing Date, and after giving effect to the transactions contemplated to occur on such date;

          (k) Insurance. Evidence of insurance called for in Section 5.19 hereof and evidence satisfactory to the Majority Banks that such insurance is in effect;

          (l) Solvency. The Agent shall have received a certificate of the Responsible Officer, in form and substance satisfactory to the Majority Banks that GMS Holding, the Borrower and each of its other Subsidiaries is Solvent on and as of the Closing Date;

          (m) Regulatory Compliance. A certificate of a Responsible Officer on behalf of each of the Subsidiaries to the effect that such Subsidiary is in compliance in all material respects with the Requirements of Law;

          (n) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

     4.3 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

          (a) Notice of Borrowing. As to any Loan, the Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and


          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing. Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice or request and as of each Borrowing Date that the conditions in this Section 4.3 are satisfied.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

     Each of the Credit Parties represents and warrants to the Agent and each Bank that:

     5.1  Existence and Power. Such Credit Party and each of its Subsidiaries
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority and all material Governmental Approvals to own its material assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is a party, (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license (except for jurisdictions in which the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect) and
(d) is in compliance in all material respects with all Requirements of Law. Set forth in Schedule 5.1 attached hereto is a complete and accurate list of such Credit Party's Subsidiaries, showing their respective jurisdictions of incorporation or organization and, as of the Commitment Closing Date and the Closing Date, the jurisdictions in which each is qualified to do business.

     5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by such Credit Party of this Agreement and each other Loan Document to which such Credit Party is party, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of such Credit Party's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Credit Party is a party or any material order, injunction, writ or decree of any Governmental Authority to which such Credit Party or its property is subject or (c) violate any Requirement of Law.

     5.3 Governmental Authorization. No Governmental Approval is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Credit Party of this Agreement or any other Loan Document.

     5.4 Binding Effect. This Agreement and each other Loan Document to which such Credit Party is a party constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.5 Litigation. Except as specifically disclosed in Schedule 5.5 attached hereto, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of such Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Credit Party, or its Subsidiaries or any of their respective properties which
(i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (ii) if determined adversely to such Credit Party or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.6 No Default. No Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Agreement, the Security Agreement and the other Loan Documents.

     5.7  Financial Condition.

          (a) The pro forma consolidated financial statements of Credit Parties, dated as of the semi-annual period ended June 30, 1996, have been delivered to the Agent. Except as disclosed in such financial statements or otherwise disclosed in writing to the Banks, neither such Credit Party nor any Subsidiary of such Credit Party is liable for any material liability, direct or contingent, including, but not limited to, liabilities for taxes, long-term leases or long-term commitments, which would be required to be shown as a liability or otherwise disclosed in current financial statements.

          (b) Since June 30, 1996, there has been no Material Adverse Effect and there is no fact known to such Credit Party which could reasonably be expected to have a Material Adverse Effect which has not been disclosed in documents furnished to the Banks in connection with this Agreement.

     5.8 ERISA Compliance. Except as specifically disclosed in Schedule 5.8 attached hereto:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of such Credit Party, nothing has occurred which would cause the loss of such qualification. Such Credit Party and each ERISA

Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of such Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (A) No ERISA Event has occurred or is reasonably expected to occur, (B) no Pension Plan has any Unfunded Pension Liability, (C) neither such Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (D) neither such Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 421 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (E) neither such Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 406 or 4212(c) of ERISA.

     5.9 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Sections 6.12 and
7.12 of this Agreement. Neither such Credit Party nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.10 Real Property. Such Credit Party and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Commitment Closing Date and the Closing Date, the property of such Credit Party and its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

     5.11 Equipment. Such Credit Party and its Subsidiaries own or have the right to use under valid and subsisting leases, equipment and fixtures, reasonably necessary for the operation of their business as a whole. Substantially all of the tangible property of such Credit Party and its Subsidiaries used in connection with their business is in good operating condition (ordinary wear and tear excepted), usable in the ordinary course of business, and is adequate for the operation of their business.

     5.12 Contracts. Schedule 5.12 attached hereto contains a list of each material contract to which such Credit Party or any of its Subsidiaries is a party (the "Material Contracts"). Each of the Material Contracts is in effect. Except as disclosed in Schedule 5.12 attached hereto, neither such Credit Party, nor any of its Subsidiaries nor, to the best knowledge of such Credit Party, any other party to any of the Material Contracts is in material default thereunder, and there are no presently existing facts or circumstances which, if continued or on notice, could reasonably be expected to result in such a material default on the part of such Credit Party or any of its Subsidiaries, or, to the best knowledge of such Credit Party, on the part of the other party thereto. Such Credit Party does not have any knowledge that any other party to any of the Material Contracts intends to terminate such Material Contract. Each contract with a supplier to which such Credit Party or any of its Subsidiaries is a party is on normal trade terms and has been entered into in the ordinary course of business. Each contract with a customer of such Credit Party or any of its Subsidiaries has been entered into in the ordinary course of business. Performance by the parties to all contracts and other commitments of such Credit Party and its Subsidiaries would not in the aggregate have a Material Adverse Effect.

     5.13 Taxes. Such Credit Party and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against such Credit Party or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.14 Environmental Matters. Except as specifically disclosed in Schedule
5.14 attached hereto, (i) the properties and operations of such Credit Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the properties or operations of such Credit Party or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any Environmental Law; (iii) none of the properties or operations of such Credit Party or any of its Subsidiaries is the subject of any federal or state investigation concerning any use or release of any Hazardous Substance; (iv) neither such Credit Party nor any of its Subsidiaries, nor, to the best knowledge of such Credit Party, any predecessor of such Credit Party or any of its Subsidiaries, has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment; (v) neither such Credit Party nor any of its Subsidiaries has any contingent liability in connection with any release of any Hazardous Substance into the environment and no such release which could, under applicable law, require remediation has occurred; (vi) neither such Credit Party's nor any of its Subsidiaries' operations involve the generation, transportation, treatment, storage or disposal of Hazardous Substances, except for the generation of Hazardous Substances in the ordinary course of business, and except for such activities carried out through licensed independent contractors; (vii) neither such Credit Party nor any of its Subsidiaries has disposed of any Hazardous Substance in, on or about any premises owned, leased or used by such Credit Party or any of its Subsidiaries and, to the best of the knowledge of such Credit Party, neither has any lessee, prior owner, or other Person; and (viii) no surface impoundments or, to the best of such Credit Party, underground storage tanks are located in, on or about any of the premises owned, leased or used by such Credit Party or any of its Subsidiaries.

     5.15 Regulated Entities. None of such Credit Party, any Person controlling such Credit Party, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Such Credit Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or except as specifically disclosed in Schedule 5.15 attached hereto, any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.16 No Burdensome Restrictions. Neither such Credit Party nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.17 Copyrights, Patents, Trademarks and Licenses, etc. Schedule 5.17 attached hereto contains a complete and correct list of all material patents, copyrights, trademarks, licenses, service marks, trade names and other similar rights (the "Intellectual Property Rights") used by such Credit Party or any of its Subsidiaries. No proceedings have been instituted or are pending or have been threatened in writing which challenge the validity, ownership or use of any such Intellectual Property Rights. To the best knowledge of such Credit Party, no infringement of any Intellectual Property Right of any third party has occurred or would result in any way from the operations or business of such Credit Party or any of its Subsidiaries, and, except as set forth in Schedule
5.5 attached hereto, no claim has been made by any such third party based on allegation of any such infringement.

     5.18 Capital Stock. All of the outstanding capital stock of such Credit Party and its Subsidiaries has been validly issued in compliance with all federal and state securities laws and is fully paid and nonassessable. Schedule
5.18 attached hereto
contains a list of all Subsidiaries of such Credit Party and its ownership interest in each of such Subsidiaries. All of the capital stock of or other ownership interest in and each of such Subsidiaries is owned by such Credit Party or one of its Subsidiaries free and clear of all mortgages, deeds of trust, pledges, liens, security interests and other charges or encumbrances other than pursuant to the Loan Documents. Neither such Credit Party nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any other equity interest therein.

     5.19 Insurance. Except as specifically disclosed in Schedule 5.19 attached hereto, the properties of such Credit Party and its Subsidiaries are insured or self-insured, in such amounts, with such deductibles and covering such risks as are customary for companies of like size and nature.

     5.20 Business Activity. Neither such Credit Party nor any of its Subsidiaries is engaged in any line or lines of business activity other than the Dentistry Business.

     5.21 Accreditation, Etc. Each of such Credit Party and the Subsidiaries maintains (i) all material licenses and certifications required pursuant to any Requirement of Law, (ii) all material certifications and authorizations necessary to ensure that each of such Credit Party and the Subsidiaries is eligible for all reimbursements available under the Requirements of Law to the extent applicable and (iii) all material licenses, permits, authorizations and qualifications required under the Requirements of Law in connection with the ownership or operation of its business.

     5.22 Solvency. As of the Commitment Closing Date and the Closing Date and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, including all of the Loans made and to be made hereunder, such Credit Party is Solvent and each of the Subsidiaries is Solvent.

     5.23 Fiscal Year. The fiscal year of such Credit Party ends on December 31.

     5.24 Initial Acquisition Agreements. The Banks have received complete copies of all Initial Acquisition Agreements relating to the Initial Permitted Acquisitions. Each of the Initial Acquisition Agreements sets forth the entire agreement among the parties thereto relating to the applicable Initial Permitted Acquisition. Each of the Initial Acquisition Agreements is in full force and effect and, to the best knowledge of such Credit Party, no default exists thereunder on the part of any party thereto.

     5.25 Full Disclosure. None of the representations or warranties made by such Credit Party or any Subsidiary in this Agreement or in any of the documents previously delivered to the Agent and the Banks as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Credit Party or any Subsidiary pursuant to Sections 6.1, 6.2 or 6.3 hereof, contains any untrue statement of material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.


                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any of the Obligations shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     6.1 Financial Statements. GMS Holding shall deliver to the Agent and the Banks, in form and detail reasonably satisfactory to the Agent and the Majority
Banks:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1996), a copy of the audited consolidated and consolidating balance sheet of GMS Holding and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (except for the figures for the fiscal year ended December 31, 1995), and accompanied by the opinion of a nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated and consolidating financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of GMS Holding's or any Subsidiary's records;

          (b) as soon as available, but not later than forty-five (45) days after the end of each fiscal quarter of each fiscal year (commencing with the fiscal quarter ended December 31, 1996), a copy of the unaudited consolidated and consolidating balance sheet of GMS Holding and its Subsidiaries as of the end of such fiscal quarter and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP

(subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of such Credit Party and the Subsidiaries; and

          (c) as soon as available, but not later than thirty (30) days after the end of each calendar month (commencing with the calendar month ended October
1996), a copy of the unaudited consolidated balance sheet of GMS Holding and its Subsidiaries as of the end of such calendar month and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such calendar month, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of such Credit Party and the Subsidiaries.

     6.2 Certificates; Other Information. Such Credit Party shall furnish to the Agent and the Banks:

          R\M concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the Independent Auditor, to the effect that in the course of the regular annual examination of the business of GMS Holding and its Subsidiaries, which examination was conducted by the Independent Auditor in accordance with generally accepted auditing standards, the Independent Auditor has obtained no knowledge that a Default or an Event of Default has occurred and is continuing as of the date of certification, or if, in the opinion of the Independent Auditor, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a Compliance Certificate and a Real Property Certificate each executed by a Responsible Officer;

          (c) concurrently with the delivery of the financial statements referred to in Section 6.1(b), an aging report on accounts receivable of GMS Holding and its Subsidiaries in form and detail satisfactory to the Agent;

          (d) promptly, copies of all financial statements and reports that such Credit Party or any of its Subsidiaries sends to its shareholders, copies of all letters and reports prepared by the Independent Auditor and delivered to the management of such Credit Party, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that such Credit Party or any Subsidiary thereof may make to, or file with, the SEC;

          (e) promptly following the receipt of the same, a copy of each notice relating to the loss by such Credit Party or any Subsidiary of any material operating permit, license or certification by any Governmental Authority;



          DAT promptly following the receipt of the same, all correspondence received by such Credit Party or any Subsidiary from a Governmental Authority which asserts that such Credit Party or any Subsidiary is not in substantial compliance with any Requirement of Law or which threatens the taking of any action against such Credit Party or any Subsidiary under any Requirement of Law;

          (g) from time to time upon receipt of a request by any Bank through the Agent specifying in reasonable detail the types of documents to be provided, copies of any and all statements, audits, studies or reports submitted by or on behalf of such Credit Party or any Subsidiary to any Governmental Authority; and

          (h) promptly, such additional information regarding the business, financial or corporate affairs of such Credit Party or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

     6.3 Notices. Such Credit Party shall promptly, but in no event more than three (3) Business Days thereafter, notify the Agent and each Bank:

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

          (b) of any matter that has resulted or would be reasonably likely to result in a Material Adverse Effect, including, without limitation, (A) breach or non-performance of, or any default under, a material Contractual Obligation of such Credit Party or any Subsidiary, (B) any material dispute, litigation, investigation, proceeding or suspension between such Credit Party or any Subsidiary and any Governmental Authority or (C) the commencement of, or any material development in, any material litigation or proceeding affecting such Credit Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any of the following events affecting such Credit Party or any ERISA Affiliate (but in no event more than ten (10) days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Credit Party or any ERISA Affiliate with respect to such event: (A) an ERISA Event; (B) a material increase in the Unfunded Pension Liability of any Pension Plan; (C) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by such Credit Party or any ERISA Affiliate; or (D) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

          (d) of any material change in accounting policies or financial reporting practices by such Credit Party or any of its Subsidiaries.

     Each notice under this Section 6.3 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action such Credit Party or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     6.4 Preservation of Corporate Existence, Etc. Such Credit Party shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) except as otherwise expressly permitted by this Agreement, preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, including all material licenses and certifications required pursuant to any Requirement of Law, all material certifications and authorizations necessary to ensure that each of the Subsidiaries is eligible for all reimbursements available under the Requirement of Law to the extent applicable, and all material licenses, permits, authorization and qualifications required under the Requirement of Law in connection with the ownership or operation of dental practice groups;

          (c) except as otherwise expressly permitted by this Agreement, use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.5 Maintenance of Property. Such Credit Party shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is material to its business in good working order and condition, ordinary wear and tear excepted.

     6.6 Insurance. Such Credit Party shall maintain, and shall cause each Subsidiary to maintain, insurance or self-insurance with respect to its properties and business against loss or damage of such types and in such amounts as are customary for companies of like size and nature.

     6.7 Payment of Obligations. Such Credit Party shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Credit Party or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except for any such claims that are being contested in good faith and by appropriate proceedings; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and except for any such Indebtedness that is being contested in good faith and by appropriate proceedings.

     6.8 Compliance with Laws. Such Credit Party shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.9 Compliance with ERISA. Such Credit Party shall, and shall cause each of its ERISA Affiliates to, (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

     6.10 Inspection of Property and Books and Records. Such Credit Party shall maintain, and shall cause each Subsidiary to maintain, proper books of record and account to the extent necessary to permit the preparation of the financial statements in conformity with GAAP consistently applied. Such Credit Party shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent, at the request of any Bank, or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at the expense of such Credit Party and at such reasonable times during normal business hour and as often as may be reasonably desired, upon reasonable advance notice to such Credit Party; provided, however, when a Default or an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of such Credit Party at any time during normal business hours and without advance notice.

     6.11 Environmental Laws. Such Credit Party shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

     6.12 Acquisitions. (a) Prior to consummating any Permitted Acquisition, the Borrower shall have delivered to the Agent (in form and detail satisfactory to each Bank and in sufficient copies for each Bank) the following: (i) At least thirty (30) days prior to the consummation of such Permitted Acquisition, a brief summary of the substantive terms thereof and a certified copy of the executed purchase or acquisition agreement, together with copies of business plans, financial projections and budgets; and (ii) an officer's certificate, executed by a Responsible Officer, certifying that immediately before and after giving effect to such Permitted Acquisition (A) no Default has occurred and is continuing or will exist and (B) that the Borrower will be in compliance with each of the financial ratios specified in Section 6.14 hereof, together with a reasonably detailed worksheet setting forth the calculation of such ratios.

     (b) Prior to consummating Capital Expenditures in excess of $250,000 in the aggregate during any fiscal year of the Borrower, computed on a cumulative consolidated basis, the Borrower shall have delivered to the Agent (in form and detail satisfactory to each Bank and in sufficient copies for each Bank) a written request for such Capital Expenditure, together with the following: (i) At least thirty (30) days prior to the consummation of such Capital Expenditure, a brief summary of the substantive terms thereof and a certified copy of the executed purchase or acquisition agreement and (ii) an officer's certificate, executed by a Responsible Officer, certifying that immediately before and after giving effect to such Capital Expenditure (A) no Default has occurred and is continuing or will exist and (B) that the GMS Holding and its Subsidiaries, on a consolidated basis, will be in compliance with each of the financial ratios specified in Section 6.14 hereof, together with a reasonably detailed worksheet setting forth the calculation of such ratios. The Agent and each Bank may accept or reject any such request in their sole and absolute discretion within 30 days after receipt thereof. The failure by the Agent or a Bank to respond to such a request shall be deemed to be a rejection thereof.

     6.13 Concentration Account. GMS Holding shall maintain the Concentration Account with the Agent. Within 30 days after the Closing Date, all other bank accounts maintained by GMS Holding or any of its Subsidiaries shall be and at all times remain subject to instructions to transfer all funds out of such accounts into the Concentration Account no less frequently than Friday of each week (or, when a Friday is not a Banking Day, then on the previous Banking Day).

     6.14  Financial Covenants.  GMS Holding shall, on a consolidated basis:

           (a) maintain a Current Ratio not less than 1.50 to 1.00 at all times;

           (b) maintain a Leverage Ratio of not more that 3.75 to 1.00 at all times after the fiscal year ended December 31, 1996;

           (c)  maintain a Net Worth at all times of not less than the sum of
(A) the Net Worth as of the Closing Date, minus $500,000, and (B) 100% of extraordinary gains arising after the Closing Date, computed on a cumulative consolidated basis, (C) 100% of net proceeds from any sale of common stock of GMS Holding or any of its Subsidiaries arising after the Closing Date, computed on a cumulative consolidated basis, (D) 100% of any capital stock issued by GMS Holding or any of its Subsidiaries as consideration in the Permitted Acquisitions arising after the Closing Date, computed on a cumulative consolidated basis, and (E) 70% of positive net income of GMS Holding and its Subsidiaries arising after the Closing Date, computed on a cumulative consolidated basis; and

           (d) maintain a Coverage Ratio of not less than 1.30 to 1.00 at all times after the fiscal quarter ended December 31, 1996.

     6.15 Required Future Action. Any Subsidiary of such Credit Party formed after the Commitment Closing Date shall promptly execute and deliver this Agreement and any Subsidiary of such Credit Party formed after the Closing Date shall promptly execute and deliver all instruments and documents, including, but not limited to, this Agreement, the Guaranty and the Security Agreement, that may be necessary, or that the Agent may request, in order to enable the Agent to exercise its rights hereunder.


                                  ARTICLE VII
                              NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.1 Limitation on Liens. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Encumbrances"):

           (a)  Liens in favor of Agent or any Bank securing the Obligations;

           (b) Liens listed in Schedule 7.1 and existing on the date of this Agreement;

           (c) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

           (d) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

           (e) Deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

           (f) Zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

           (g) Liens on property or assets of any corporation which becomes a Subsidiary of the Borrower or which are acquired by a Subsidiary or the Borrower after the date of this Agreement, provided that (i) such Liens exist at the time the stock of such corporation or property is acquired and (ii) such Liens were not created in anticipation of such acquisition and provided further that all such Liens in the aggregate at any time outstanding, together with Liens permitted under Section 7.1(h) below, do not exceed $500,000, computed on a cumulative consolidated basis for the Borrower and the Subsidiaries;

           (h) Liens securing Indebtedness which constitutes Permitted Capital Expenditures provided that, in each case, such Lien (i) attaches solely to the property financed by such Permitted Capital Expenditures and (ii) the principal amount of such Indebtedness secured thereby does not exceed 100% of the cost of such property;

           (i) Liens on the property or assets of any Subsidiary of the Borrower in favor of the Borrower or any other Subsidiary of the Borrower, provided that such Subsidiary is a party to this Agreement, the Security Agreement and the Guaranty;

           (j) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (b) or
(h) above, provided that any extension, renewal or replacement (i) is limited to the property covered by the existing Lien and (ii) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Banks than the Indebtedness secured by the existing Lien;

           (k) Banker's Liens, rights of setoff or similar rights as to deposit accounts; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by such Credit Party in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by such Credit Party to provide collateral to the depository institution; and

           (l) Rights of (i) vendors or lessors under conditional sale agreements or other title retention agreements, provided that (A) any such right covers only the equipment so acquired and (B) the Indebtedness secured thereby is permitted under Section 7.6 hereof, (ii) lessors under Operating Leases permitted by the Agent under Section 7.8(b) hereof and (iii) Permitted Capital Leases.

     7.2 Disposition of Assets. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except (a) dispositions of inventory, equipment or operations, all in the ordinary course of business and (b) the sale of equipment or operations to the extent that such assets are exchanged for credit against the purchase price of similar replacement assets, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement assets.

     7.3 Consolidations and Mergers. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, enter into any merger, consolidation, reorganization or recapitalization, or any agreement to do any of the foregoing, except that the Borrower or any of its Subsidiaries may make Permitted

Acquisitions.

     7.4 Change of Business. Neither such Credit Party nor any of its Subsidiaries shall change the nature of its business or engage in any other business other than the businesses which are substantially similar to the lines of business in which such Credit Party and its Subsidiaries are engaged as of the Closing Date.

     7.5 Loans and investments. Such Credit Party shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person, except for (a) Permitted Market Investments, (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, (c) Permitted Acquisitions and
(d) wholly-owned Subsidiaries of the Borrower formed in connection with Permitted Acquisitions.

     7.6 Limitation on Indebtedness. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except Permitted Indebtedness.

     7.7 Contingent Obligations. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations, except (a) endorsements for collection or deposit in the ordinary course of business and (b) Contingent Obligations of such Credit Party and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.7 attached hereto or assumed in connection with Permitted Acquisitions.

     7.8 Lease Obligations. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for
(a) leases of such Credit Party and of Subsidiaries in existence on the Closing Date, (b) Operating Leases entered into by such Credit Party or any Subsidiary after the Closing Date in the ordinary course of business and (c) Permitted Capital Leases approved by the Agent.

     7.9 Restricted Payments. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or (b) purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; provided, however, GMS Holding may make the 10% cumulative dividend payments payable on its Series B-1 and Series B-2 Preferred Stock upon any initial public offering of the equity securities of GMS Holding.

     7.10 Prepayments of Subordinated Permitted Indebtedness. Neither the Borrower nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Permitted Indebtedness, except that the Borrower or such Subsidiary may make regularly scheduled payments of interest and principal in respect of such Permitted Subordinated Indebtedness required pursuant to the instruments evidencing such Permitted Subordinated Indebtedness in accordance with the terms and conditions set forth in Exhibit H attached hereto.

     7.11 Transactions with Affiliates. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of such Credit Party, except upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Credit Party or such Subsidiary.

     7.12 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) for any purpose other than for Permitted Acquisitions, Permitted Capital Expenditures, and working capital purposes, provided that the aggregate outstanding principal amount of Working Capital Loans shall not exceed $2,000,000 at any time, (b) to purchase or carry Margin Stock, (c) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (d) to extend credit for the purpose of purchasing or carrying any Margin Stock or (e) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. No part of the proceeds of the Loans will be used for any purpose which violates the provisions of Regulations G, T, U or X of the FRB.

     7.13 ERISA. Such Credit Party shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of such Credit Party in an aggregate amount in excess of $100,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212 (c) of ERISA.

     7.14 Accounting Changes. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or as required to conform the practices of a Person acquired in connection with a Permitted Acquisition, or change the fiscal year of such Credit Party or of any Subsidiary.


                                 ARTICLE VIII
                               EVENTS OF DEFAULT

     8.1 Event of Default. Any of the following shall constitute an "Event of Default":

           (a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

           (b) Representation or Warranty. Any representation or warranty by any Credit Party made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Credit Party or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

           (c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in (i) Section 6.3, 6.14 or 6.15; (ii) any of Section 6.1, 6.2, or 6.9 and such default shall continue unremedied for a period of ten (10) days after the earlier of (A) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (B) the date upon which written notice thereof is given to such Credit Party by the Agent or any Bank; or (iii) Article VII; or

           (d) Other Defaults. Such Credit Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to such Credit Party by the Agent or any Bank; or

           (e) Cross-Default. Any Credit Party (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available, amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after any applicable grace or notice period, if any; (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) fails to make any payment in respect of any Permitted Subordinated Indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after any applicable grace or notice period, if any; or

           (f) Insolvency; Voluntary Proceedings. Any Credit Party (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as otherwise expressly provided in this Agreement, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

           (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Credit Party's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee it possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

           (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000; (ii) the aggregate amount of Unfunded Pension

Liability among all Pension Plans at any time exceeds $100,000; or (iii) any Credit Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or

           (i) Monetary Judgments. One or more final judgments, final orders, decrees or arbitration awards is entered against any Credit Party involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $100,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of twenty (20) days after the entry thereof or such Credit Party shall not settle such judgment or award for less than $100,000 within ten (10) days after the entry thereof; or

           (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against any Credit Party which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten
(10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (k)  Change of Control.  There occurs any Change of Control; or

           (l) Material Adverse Effect. An event occurs which constitutes a Material Adverse Effect; or

           (m) Invalidity of Security Document Provisions. The provisions of the Guaranty, the Security Agreement or any agreement or instrument relating thereto is for any reason revoked or invalidated, or otherwise ceases to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness secured by the Security Agreement fails to maintain, for any reason, the priority contemplated by the Security Agreement.

           (n) Invalidity of Subordination Provisions. The subordination provisions of the Permitted Subordinated Indebtedness set forth in Exhibit H attached hereto or any agreement or instrument governing any such Permitted Subordinated Indebtedness is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

     8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

           (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

           (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

           (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE IX
                                   THE AGENT

     9.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     9.4   Reliance by Agent.

           (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     :\D   Credit Decision.  Each Bank acknowledges that none of the Agent-
Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on-behalf of the Borrower. The undertaking in this Section 9.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.8 Agent in Individual Capacity. Imperial Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Imperial Bank were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Imperial Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Imperial Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include Imperial Bank in its individual capacity.

     9.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon thirty (30) days, notice to the Banks and the Borrower. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4, 10.5 and 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     9.10  Withholding Tax.

           (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 prior to the Closing Date and prior to the first day of each calendar year thereafter;

                (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 prior to the Closing Date and prior to the first day of each calendar year thereafter and IRS Form W-9; and

                (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

           Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

           (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

           (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts aid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following:

           (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

           (d) change the percentage of the Combined Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

           (e) amend this Section, Section 2.13 or Section 7.1, or any provision herein providing for consent or other action by all Banks; or

           (f) amend the definition of "Change of Control" or waive any Event of Default under Section 8.1(k).

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.2  Notices.

           (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

           (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.4  Costs and Expenses.  The Borrower shall:

           (a) subject to the terms of the Fee Letter, whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent within fifteen (15) Business Days after demand (subject to Section 4.1(e)) for all costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agent with respect thereto; and

           (b) pay or reimburse the Agent and each Bank within five (5) Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.5 Borrower Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.6 Payments Set Aside. To the extent that the Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     10.8  Assignments, Participations, etc.

           (a) Any Bank may, with the written consents of the Borrower and the Agent, which consents shall be at the sole discretion of the Borrower and the Agent, at any time assign and delegate to one or more Eligible Assignees (provided that (i) no written consent of the Borrower shall be required during the existence of an Event of Default after the Agent has declared the Commitment of each Bank to make Loans to be terminated and (ii) no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Combined Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500.

           (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Section 10.8(a)), the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Combined Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

           (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           (e) Notwithstanding any other provision in this Agreement, any Bank may at any time assign all or any portion of its rights under and interest in this Agreement and the Note held by it for the purpose of creating a security interest in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.9 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a legal or contractual obligation known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) after the occurrence of a Default, to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Ban or its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with such Bank or such Affiliate; and (I) to its Affiliates; provided, however, that in the event any Bank is requested to disclose confidential information pursuant to this Section 10.9 (A), (B), (C) or
(D), such Bank shall notify the Borrower promptly, if it may lawfully so do, so that the Borrower may seek a protective order or other appropriate remedy.

     10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank or any Affiliate, which is an Eligible Assignee, thereof is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such obligations may be contingent or unmatured and each such Affiliate is hereby irrevocably authorized to permit such set-off and appropriation. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Agent and the Agent-Related Persons, and successors and assigns and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.15 Governing Law and Jurisdiction.

           (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE

SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF The Borrower, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF The Borrower, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. The Borrower, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     10.16 Waiver of Jury Trial. THE CREDIT PARTIES, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE CREDIT PARTIES, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Credit Parties, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     10.18 Additional Credit Parties. Upon the execution and delivery by any Person of a supplement substantially in the form of Exhibit I hereto (each a "Credit Agreement Supplement"), such Person shall be referred to as an "Additional Credit Party" and shall be and become a Credit Party, and each reference in this Agreement to "Credit Party" shall also mean and be a reference to such Additional Credit Party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles by their proper and duly authorized officers as of the day and year first above written.


                                        GMS DENTAL GROUP MANAGEMENT, INC.


                                        By:
                                           Title:


                                        GMS DENTAL GROUP, INC.


                                        By:
                                           Title:


                                        GMS CALIFORNIA ACQUISITION COMPANY


                                        By:
                                           Title:


                                        GMS HAWAII ACQUISITION COMPANY


                                        By:
                                           Title:


                                        IMPERIAL BANK, as Agent


                                        By:
                                           Title:


                                        IMPERIAL BANK, as a Bank


                                        By:
                                           Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles by their proper and duly authorized officers as of the day and year first above written.


                                   GMS DENTAL GROUP MANAGEMENT,
                                   INC.


                                   By: /s/ Grant Sadler
                                      -------------------------
                                      Title: President


                                   GMS DENTAL GROUP, INC.


                                   By: /s/ Grant Sadler
                                      --------------------------
                                      Title: President


                                   GMS CALIFORNIA ACQUISITION
                                   COMPANY


                                   By: /s/ Grant Sadler
                                      ---------------------------
                                      Title: President


                                   GMS HAWAII ACQUISITION
                                   COMPANY


                                   By: /s/ Grant Sadler
                                      --------------------------
                                      Title: President


                                   IMPERIAL BANK, as Agent


                                   By: /s/ John Harris
                                      --------------------------
                                      Title: Senior Vice President


                                   IMPERIAL BANK, as a Bank


                                   By: /s/ John Harris
                                      --------------------------
                                      Title: Senior Vice President

                                                        EXECUTION COPY


                              FIRST AMENDMENT TO
                               CREDIT AGREEMENT


     This Amendment, dated as of April 21, 1997, is entered into by among GMS DENTAL GROUP MANAGEMENT, INC., a Delaware corporation (the "Borrower"), GMS DENTAL GROUP, INC., a Delaware corporation ("GMS Holding"), GMS DENTAL GROUP MANAGEMENT OF SOUTHERN CALIFORNIA, INC., a California corporation ("GMS California"), GMS HAWAII ACQUISITION COMPANY, a Delaware corporation ("GMS Hawaii Acquisition"), GMS DENTAL GROUP MANAGEMENT OF HAWAII, INC., a Hawaii corporation ("GMS Hawaii"), and GMS DENTAL GROUP OF THE MOUNTAIN STATES, INC., a Delaware corporation ("GMS Mountain") (each of the Borrower, GMS Holding, GMS California, GMS Hawaii Acquisition, GMS Hawaii and GMS Mountain herein called a "Credit Party" and collectively the "Credit Parties"), and the financial institutions from time to time party hereto (collectively, the "Banks" and individually, a "Bank"), and IMPERIAL BANK, as agent (the "Agent") for the Banks.

                            Recitals

     A. The Credit Parties, the Banks and the Agent have entered into the Credit Agreement, dated as of October 10, 1996 (the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of construction set forth in the Credit Agreement are incorporated herein by reference.

     B. The Credit Parties, the Banks and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

     SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof, hereby amended as follows:

     (a) The definition of "Permitted Subordinated Indebtedness" in Section 1.1 of the Credit Agreement is hereby amended in full to read as follows:

          "'Permitted Subordinated Indebtedness' means unsecured Indebtedness of GMS Holding evidencing seller financing incurred in connection with a Permitted Acquisition, which Indebtedness is subordinated to the Obligations upon substantially the terms set forth on Exhibit H attached hereto or upon such other terms as may be satisfactory to the Agent and the Majority Banks."

     (b) Section 6.12 of the Credit Agreement is hereby amended to read in full as follows:

          "6.12 Acquisitions and Capital Expenditures. (a) Prior to consummating any Permitted Acquisition, the Borrower shall have delivered to the Agent (in form and detail satisfactory to each Bank and in sufficient copies for each Bank) the following: (i) at least thirty (30) days prior to the consummation of such Permitted Acquisition, a brief summary of the substantive terms thereof and the proposed execution copies of all material agreements relating to such Permitted Acquisition, including, without limitation, the acquisition agreement, the management agreement, the promissory note evidencing Permitted Subordinated Indebtedness and copies of business plans, financial projections and budgets relating to such Permitted Acquisition and (ii) an officer's certificate, executed by a Responsible Officer, certifying that immediately before and after giving effect to such Permitted Acquisition (A) no Default has occurred and is continuing or will exist and (B) that the Borrower will be in compliance with each of the financial ratios specified in Section 6.14 hereof, together with a reasonably detailed worksheet setting forth the calculation of such ratios.

               (b) Prior to consummating Capital Expenditures in excess of $250,000 in the aggregate during any fiscal year of the Borrower, computed on a cumulative consolidated basis, the Borrower shall have delivered to the Agent (in form and detail satisfactory to each Bank and in sufficient copies for each Bank) a written request for such Capital Expenditure, together with the following: (i) at least thirty (30) days prior to the consummation of such Capital Expenditure, a brief summary of the substantive terms thereof and the proposed execution copies of all material agreements relating to such Capital Expenditure, including, without limitation, the purchase or acquisition agreement and (ii) an officer's certificate, executed by a Responsible Officer, certifying that immediately before and after giving effect to such Capital Expenditure (A) no Default has occurred and is continuing or will exist and (B) that GMS Holding and its Subsidiaries, on a consolidated basis, will be in compliance with each of the financial ratios specified in Section 6.14 hereof, together with a reasonably detailed worksheet setting forth the calculation of such ratios. The Agent and each Bank may accept or reject any such request in their sole and absolute discretion within 30 days after receipt thereof. The failure by the Agent or a Bank to respond to such a request shall be deemed to be a rejection thereof."

     (c) Section 7.9 of the Credit Agreement is hereby amended to read in full as follows:

          "7.9 Restricted Payments. Such Credit Party shall not, and shall not suffer or permit any Subsidiary to, (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or (b) purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; provided, however, (i) GMS Holding may make the 10% cumulative dividend payments payable on its Series B-1 and Series B-2 Preferred Stock upon any initial public offering of the equity securities of GMS Holding and (ii) so long as no Default or Event of Default has occurred and is continuing, the Borrower may make dividend payments to GMS Holding from time to time in an amount not to exceed the amount required to make the regularly scheduled payment of interest and principal in respect of any Permitted Subordinated Indebtedness."

     (d) Section 7.10 of the Credit Agreement is hereby amended to read in full as follows:

          "7.10 Prepayments of Subordinated Permitted Indebtedness. GMS Holding shall not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Permitted Indebtedness, except that GMS Holding may make regularly scheduled payments of interest and principal in respect of such Permitted Subordinated Indebtedness required pursuant to the instruments evidencing such Permitted Subordinated Indebtedness in accordance with the terms and conditions set forth in Exhibit H attached hereto."

     (e) Exhibit H to the Credit Agreement (Terms and Conditions of Permitted Subordinated Indebtedness) is hereby amended and restated to read in full in the form attached hereto as Exhibit H. On and after the date hereof, each reference in the Credit Agreement and the other Loan Documents to "Exhibit H," "Terms and

Conditions of Permitted Subordinated Indebtedness" or words of like import shall mean and be a reference to Exhibit H attached hereto.

     SECTION 3. Reference to and Effect on the Credit Agreement. On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except as hereby expressly amended, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

     SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


                                    GMS DENTAL GROUP MANAGEMENT,
                                    INC.


                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,
                                                Secretary and
                                                Treasurer

                                    GMS DENTAL GROUP, INC.


                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,
                                                Secretary and
                                                Treasurer

                                    GMS DENTAL GROUP MANAGEMENT OF
                                    SOUTHERN CALIFORNIA, INC.


                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,
                                                Secretary and
                                                Treasurer



                                    GMS HAWAII ACQUISITION COMPANY


                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,
                                                Secretary and
                                                Treasurer

                                   GMS DENTAL GROUP MANAGEMENT OF
                                    HAWAII, INC.


                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,
                                                Secretary and
                                                Treasurer


                                    GMS DENTAL GROUP OF THE
                                    MOUNTAIN STATES, INC.


                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,
                                                Secretary and
                                                Treasurer

                                    IMPERIAL BANK, as Agent


                                    By: John Harris
                                        ---------------------------
                                      Title:  Sr. Vice-President


                                    IMPERIAL BANK, as a Bank


                                    By: John Harris
                                        ---------------------------
                                      Title:  Sr. Vice-President

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


                                    GMS DENTAL GROUP MANAGEMENT,
                                    INC.

                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman, Secretary
                                         and Treasurer


                                    GMS DENTAL GROUP, INC.

                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman, Secretary
                                         and Treasurer


                                    GMS DENTAL GROUP MANAGEMENT OF
                                    SOUTHERN CALIFORNIA, INC.

                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,Secretary
                                         and Treasurer


                                    GMS HAWAII ACQUISITION COMPANY

                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,Secretary
                                         and Treasurer


                                    GMS DENTAL GROUP MANAGEMENT OF
                                    HAWAII, INC.


                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman, Secretary
                                         and Treasurer


                                    GMS DENTAL GROUP OF THE
                                    MOUNTAIN STATES, INC.

                                    By:  /s/  Grant M. Sadler
                                         --------------------------
                                         Title: Chairman,Secretary
                                         and Treasurer

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


                              GMS DENTAL GROUP MANAGEMENT, INC.


                              By: /s/ Grant M. Sadler
                                 --------------------------------------
                                 Title: CHAIRMAN, SECRETARY & TREASURER


                              GMS DENTAL GROUP, INC.


                              By: /s/ Grant M. Sadler
                                 --------------------------------------
                                 Title: CHAIRMAN, SECRETARY & TREASURER


                              GMS DENTAL GROUP MANAGEMENT OF
                                SOUTHERN CALIFORNIA, INC.


                              By: /s/ Grant M. Sadler
                                 --------------------------------------
                                 Title: CHAIRMAN, SECRETARY & TREASURER


                              GMS HAWAII ACQUISITION COMPANY


                              By: /s/ Grant M. Sadler
                                 --------------------------------------
                                 Title: CHAIRMAN, SECRETARY & TREASURER


                              GMS DENTAL GROUP MANAGEMENT OF
                                HAWAII, INC.


                              By: /s/ Grant M. Sadler
                                 --------------------------------------
                                 Title: CHAIRMAN, SECRETARY & TREASURER


                              GMS DENTAL GROUP MANAGEMENT OF THE
                                MOUNTAIN STATES, INC.


                              By: /s/ Grant M. Sadler
                                 --------------------------------------
                                 Title: CHAIRMAN, SECRETARY & TREASURER

                              IMPERIAL BANK, as Agent



                              By: /s/ John Harris
                                 --------------------------
                                 Title:


                              IMPERIAL BANK, as a Bank



                              By: /s/ John Harris
                                 --------------------------
                                 Title:

                                                       EXECUTION COPY


                          CREDIT AGREEMENT SUPPLEMENT


                                                       April 21, 1997




Imperial Bank, as Agent
9920 South La Cienega Boulevard
Suite 1010
Inglewood, California  90301

     Re:  Credit Agreement Made as of October 10, 1996 by the
          Credit Parties Listed Therein and Imperial Bank, as
          Agent

Ladies and Gentlemen:

     Reference is made to the above-captioned Credit Agreement (said Credit Agreement, as in effect on the date hereof and as it may hereafter be amended, modified or supplemented from time to time, herein called the "Credit Agreement"). Terms defined in or pursuant to the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     Each of the undersigned hereby agrees, as of the date first written above, to become a Credit Party under the Credit Agreement as if it were an original party thereto and agrees that each reference in the Credit Agreement to "Credit Party" shall also mean and be a reference to the undersigned.

     Each of the undersigned has attached hereto supplements to all of the Schedules to the Credit Agreement, and each of the undersigned hereby certifies that such supplements have been prepared by the undersigned substantially in the form of such schedules and are accurate and complete as of the date hereof.

     Each of the undersigned hereby makes each representation and warranty set forth in Article V of the Credit Agreement to the same extent as each other Credit Party and hereby agrees to be bound as a Credit Party to each affirmative covenant and negative covenant set forth in Articles VI and VII, respectively, of the Credit Agreement and all other terms and provisions of the Credit Agreement to the same extent as each other Credit Party.

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

     EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO TRIAL BY JURY WITH REGARD TO ANY ACTION OF ANY TYPE OR NATURE WHATSOEVER UNDER OR
CONCERNING THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY RELATED TO THE ADMINISTRATION OR ENFORCEMENT THEREOF.

                              Very truly yours,

                              GMS DENTAL GROUP MANAGEMENT OF
                              SOUTHERN CALIFORNIA, INC.



                              By: ___________________________
                                  Title:

                              Address:  22800 Savi Ranch
                                        Parkway, Suite 206
                                        Yorba Linda, CA 92887



                              GMS DENTAL GROUP MANAGEMENT OF
                              HAWAII, INC.



                              By: ___________________________
                                  Title:

                              Address:  22800 Savi Ranch
                                        Parkway, Suite 206
                                        Yorba Linda, CA 92887



                              GMS DENTAL GROUP MANAGEMENT OF THE
                              MOUNTAIN STATES, INC.



                              By: ___________________________
                                  Title:

                              Address:  22800 Savi Ranch
                                        Parkway, Suite 206
                                        Yorba Linda, CA 92887

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

     EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO TRIAL BY JURY
WITH REGARD TO ANY ACTION OF ANY TYPE OR NATURE WHATSOEVER UNDER
OR CONCERNING THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN
DOCUMENTS OR IN ANY WAY RELATED TO THE ADMINISTRATION OR
ENFORCEMENT THEREOF.

                              Very truly yours,

                              GMS DENTAL GROUP MANAGEMENT OF
                              SOUTHERN CALIFORNIA, INC.



                              By: /s/ Grant M. Sadler
                                  ---------------------------
                                  Title: Chairman

                              Address:  22800 Savi Ranch
                                        Parkway, Suite 206
                                        Yorba Linda, CA 92887




                              GMS DENTAL GROUP MANAGEMENT OF
                              HAWAII, INC.



                              By: /s/ Grant M. Sadler
                                  ---------------------------
                                  Title: Chairman

                              Address:  22800 Savi Ranch
                                        Parkway, Suite 206
                                        Yorba Linda, CA 92887



                              GMS DENTAL GROUP MANAGEMENT OF THE
                              MOUNTAIN STATES, INC.



                              By: /s/ Grant M. Sadler
                                  ---------------------------
                                  Title: Chairman

                              Address:  22800 Savi Ranch
                                        Parkway, Suite 206
                                        Yorba Linda, CA 92887

                                                                  EXECUTION COPY



                              SECOND AMENDMENT TO
                               CREDIT AGREEMENT


     This Amendment, dated as of May 1, 1997, is entered into by and among GMS DENTAL GROUP MANAGEMENT, INC., a Delaware corporation (the "Borrower"), GMS DENTAL GROUP, INC., a Delaware corporation ("GMS Holding"), GMS DENTAL GROUP MANAGEMENT OF SOUTHERN CALIFORNIA, INC., a California corporation ("GMS California"), GMS HAWAII ACQUISITION COMPANY, a Delaware corporation ("GMS Hawaii Acquisition"), GMS DENTAL GROUP MANAGEMENT OF HAWAII, INC., a Hawaii corporation ("GMS Hawaii"), and GMS DENTAL GROUP MANAGEMENT OF THE MOUNTAIN STATES, INC., a Delaware corporation ("GMS Mountain") (each of the Borrower, GMS Holding, GMS California, GMS Hawaii Acquisition, GMS Hawaii and GMS Mountain herein called a "Credit Party" and collectively the "Credit Parties"), and the financial institutions from time to time party hereto (collectively, the "Banks" and individually, a "Bank"), and IMPERIAL BANK, as agent (the "Agent") for the Banks.

                                   Recitals

     A. The Credit Parties, the Banks and the Agent have entered into the Credit Agreement, dated as of October 10, 1996, as amended by the First Amendment to Credit Agreement, dated as of April 21, 1997 (as so amended, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of construction set forth in the Credit Agreement are incorporated herein by reference.

     B. The Credit Parties, the Banks and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

     SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective retroactively as of October 10, 1996, hereby amended as follows:

          (a) The definition of "Coverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended in full to read as follows:

               "'Coverage Ratio' means, as of the last day of any fiscal quarter of GMS Holding, the ratio of (i) EBITDAR for the fiscal quarter ending on such date to (ii) Fixed Charges as of such date; provided, however, that EBITDAR as of each such date shall be multiplied by four (4), so as to represent the four-quarter equivalent of EBITDAR for such period."

          (b) The definition of "EBITDAR" in Section 1.1 of the Credit Agreement is hereby amended in full to read as follows:

               "'EBITDAR' means, for any fiscal period, for GMS Holding and its Subsidiaries on a consolidated basis, earnings before Interest Expense, income taxes, depreciation, amortization and Operating Lease Rentals; provided, however, that with respect to any fiscal quarter during which a Permitted Acquisition has been consummated, EBITDAR for such quarter may be adjusted to reflect EBITDAR applicable to such Permitted Acquisition for the entire quarter based on its annual run-rate for such quarter as shown on the financial projections delivered to and approved by the Agent in connection with such Permitted Acquisition under Section 6.12(a) hereof."

          (c) The definition of "Fixed Charges" in Section 1.1 of the Credit Agreement is hereby amended in full to read as follows:

               "'Fixed Charges' means, for any fiscal quarter and without duplication, for GMS Holding and its Subsidiaries on a consolidated basis the sum of (i) Interest Expense and fees paid on, and amortization of debt discount in respect of, all Indebtedness, multiplied by four (4) plus (ii) Operating Lease Rentals paid during such period, multiplied by four (4) plus (iii) the aggregate principal amount of all current maturities of long term Indebtedness (including the principal portion of rentals under Capital Leases) obligated to be paid by GMS Holding and its Subsidiaries.

          (d) The definition of "Leverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended in full to read as follows:

               "'Leverage Ratio' means, as of the last day of any fiscal quarter of GMS Holding, the ratio of (i) the sum of (x) the aggregate principal amount of Indebtedness (including the principal portion of rentals under Capital Leases and Permitted Subordinated Indebtedness) of GMS Holding and its Subsidiaries on a consolidated basis which matures more than one year from the date of determination plus (y) the aggregate principal amount of all Indebtedness (including the principal portion of rentals under Capital Leases) which is scheduled to be paid by GMS Holding and its Subsidiaries on a consolidated basis within one year from the date of determination to (ii) the Operating Cash Flow for the fiscal quarter ending on such date; provided, however, that Operating Cash Flow as of each such date shall be multiplied by four (4), so as to represent the four-quarter equivalent of Operating Cash Flow for such period."

          (e) The definition of "Operating Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended in full to read as follows:

               "'Operating Cash Flow' means, for any period, for GMS Holding and its Subsidiaries (i) net income (before extraordinary gains but after extraordinary losses) for such period plus (ii) Interest Expense, income tax expense, depreciation and amortization (all to the extent deducted in determining net income) for such period, all determined on a consolidated basis in accordance with GAAP; provided, however, that with respect to any fiscal quarter during which a Permitted Acquisition has been consummated, Operating Cash Flow for such quarter may be adjusted to reflect Operating Cash Flow applicable to such Permitted Acquisition for the entire quarter based on its annual run-rate for such quarter as shown on the financial projections delivered to and approved by the Agent in connection with such Permitted Acquisition under Section 6.12(a) hereof."

          (f) Section 6.2(b) of the Credit Agreement is hereby amended to read in full as follows:

                    "(b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a Compliance Certificate and a Real Property Certificate each executed by a Responsible Officer; provided, however, that with respect to any fiscal quarter during which a Permitted Acquisition has been consummated, the financial ratios described in the Compliance Certificate for such fiscal quarter may be adjusted to reflect the financial ratios applicable to such Permitted Acquisition for the entire quarter based on its annual run-rate for such quarter as shown on the financial projections delivered to and approved by the Agent in connection with such Permitted Acquisition under Section 6.12(a) hereof;"

          (g) Section 6.12 of the Credit Agreement is hereby amended to read in full as follows:

               "6.12 Acquisitions. (a) Prior to consummating any Permitted Acquisition, the Borrower shall have delivered to the Agent (in form and detail satisfactory to each Bank and in sufficient copies for each
          Bank) a written request for such Permitted Acquisition, together with the following: (i) At least thirty (30) days prior to the consummation of such Permitted Acquisition, a description of the substantive terms and conditions thereof and certified copies of (A) the executed letter of intent or a memorandum of understanding and (B) the most recent drafts of the purchaser or acquisition agreement (including all exhibits attached thereto) relating to such Permitted Acquisition, together with copies of business plans, financial projections and budgets; (ii) an officer's certificate, executed by a Responsible Officer, certifying that immediately before and after giving effect to such Permitted Acquisition (A) no Default has occurred and is continuing or will exist and (B) that the Borrower will be in compliance with each of the financial ratios specified in Section 6.14 hereof, together with a reasonably detailed worksheet setting forth the calculation of such ratios; and (iii) copies of the executed purchase or acquisition agreement, certified by a Responsible Officer, as soon as such agreement is executed and delivered by the parties thereto. The Agent and each Bank may accept or reject any such request in their sole and absolute discretion within 30 days after receipt thereof. The failure by the Agent or a Bank to respond to such a request shall be deemed to be a rejection thereof.

                    (b) Prior to consummating Capital Expenditures in excess of $1,000,000 in the aggregate during any fiscal year of the Borrower, computed on a cumulative consolidated basis, the Borrower shall have delivered to the Agent (in form and detail satisfactory to each Bank and in sufficient copies for each Bank) a written request for such Capital Expenditure, together with the following: (i) At least thirty
          (30) days prior to the consummation of such Capital Expenditure, a description of the substantive terms and conditions thereof, including a list of items being purchased and the source of funds for such Capital Expenditure; (ii) an officer's certificate, executed by a Responsible Officer, certifying that immediately before and after giving effect to such Capital Expenditure (A) no Default has occurred and is continuing or will exist and (B) that the GMS Holding and its Subsidiaries, on a consolidated basis, will be in compliance with each of the financial ratios specified in Section 6.14 hereof, together with a reasonably detailed worksheet setting forth the calculation of such ratios; and (iii) copies of the executed purchase agreement relating to such Capital Expenditure, certified by a Responsible Officer, as soon as such agreement is executed and delivered by the parties thereto. The Agent and each Bank may accept or reject any such request in their sole and absolute discretion within 30 days after receipt thereof. The failure by the Agent or a Bank to respond to such a request shall be deemed to be a rejection thereof."

          (h) Section 6.14 of the Credit Agreement is hereby amended to read in full as follows:

               "6.14 Financial Covenants. GMS Holding shall, on a consolidated basis:

                    (a) maintain a Current Ratio not less than 1.40 to 1.00 at all times;

                    (b) maintain a Leverage Ratio of not more that 3.75 to 1.00 at all times after December 30, 1997;

                    (c) maintain a Net Worth at all times of not less than the sum of (A) the Net Worth as of December 31, 1996 minus the sum of (1) $500,000, (2) the lesser of (y) 100% of net losses incurred by GMS Holding and its Subsidiaries during a fiscal quarter commencing January 1, 1997, computed on a cumulative consolidated basis, or

          (z) $650,000 and (3) the lesser of (y) 100% of net losses incurred by GMS Holding and its Subsidiaries during a fiscal consecutive quarter commencing April 1, 1997, computed on a cumulative consolidated basis, or (z) $550,000, (4) the lesser of (y) 100% of net losses incurred by GMS Holding and its Subsidiaries during a fiscal quarter commencing July 1, 1997, computed on a cumulative consolidated basis, or (z) $525,000 and (5) the lesser of (y) 100% of net losses incurred by GMS Holding and its Subsidiaries during a fiscal quarter commencing October 1, 1997, computed on a cumulative consolidated basis, or (z) $450,000, (B) 100% of extraordinary gains arising after the December 31, 1996, computed on a cumulative consolidated basis, (C) 100% of net proceeds from any sale of common stock of GMS Holding or any of its Subsidiaries arising after the December 31, 1996, computed on a cumulative consolidated basis, (D) 100% of any capital stock issued by GMS Holding or any of its Subsidiaries as consideration in the Permitted Acquisitions arising after the December 31, 1996, computed on a cumulative consolidated basis, and (E) 70% of positive net income of GMS Holding and its Subsidiaries arising after the December 31, 1996, computed on a cumulative consolidated basis; and

               (d) maintain a Coverage Ratio of not less than (A) 0.90 to 1.00 at all times during the fiscal quarter ending December 31, 1997, (B)
          1.05 to 1.00 at all times during the fiscal quarter ending March 31, 1998, (C) 1.15 to 1.00 at all times during the fiscal quarter ending June 30, 1998, (D) 1.20 to 1.00 at all times during the fiscal quarter ending September 30, 1998 and (E) 1.25 to 1.00 at all times after the fiscal quarter ended September 30, 1998."

     SECTION 3. Reference to and Effect on the Credit Agreement. On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except as hereby expressly amended, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

     SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


                              GMS DENTAL GROUP MANAGEMENT, INC.


                              By:
                                 Title:


                              GMS DENTAL GROUP, INC.


                              By: Michael T. Fiore
                                  ------------------------
                                  Title: C.E.O


                              GMS DENTAL GROUP MANAGEMENT OF
                                SOUTHERN CALIFORNIA, INC.


                              By: Michael T. Fiore
                                  ------------------------
                                  Title: C.E.O


                              GMS HAWAII ACQUISITION COMPANY


                              By: Michael T. Fiore
                                  ------------------------
                                  Title: C.E.O

                              GMS DENTAL GROUP MANAGEMENT OF
                                HAWAII, INC.


                              By: Michael T. Fiore
                                  ------------------------
                                  Title: C.E.O

                              GMS DENTAL GROUP MANAGEMENT OF THE
                                MOUNTAIN STATES, INC.


                              By: Michael T. Fiore
                                  ------------------------
                                  Title: C.E.O

                              IMPERIAL BANK, as Agent



                              By: /s/ John Harris
                                  ------------------------
                                  Title: Sr. Vice President

                              IMPERIAL BANK, as a Bank



                              By: /s/ John Harris
                                  -------------------------
                                  Title:

                                                                   EXHIBIT 10.49

                                                                  EXECUTION COPY

                              THIRD AMENDMENT TO
                               CREDIT AGREEMENT

     This Amendment, dated as of July 23, 1997, is entered into by and among GMS DENTAL GROUP MANAGEMENT, INC., a Delaware corporation (the "Borrower"), GMS DENTAL GROUP, INC., a Delaware corporation ("GMS Holding"), GMS DENTAL GROUP MANAGEMENT OF SOUTHERN CALIFORNIA, INC., a California corporation ("GMS California"), GMS HAWAII ACQUISITION COMPANY, a Delaware corporation ("GMS Hawaii Acquisition"), GMS DENTAL GROUP MANAGEMENT OF HAWAII, INC., a Hawaii corporation ("GMS Hawaii"), and GMS DENTAL GROUP MANAGEMENT OF THE MOUNTAIN STATES, INC., a Delaware corporation ("GMS Mountain") (each of the Borrower, GMS Holding, GMS California, GMS Hawaii Acquisition, GMS Hawaii and GMS Mountain herein called a "Credit Party" and collectively the "Credit Parties"), and the financial institutions from time to time party hereto (collectively, the "Banks" and individually, a "Bank"), and IMPERIAL BANK, as agent (the "Agent") for the Banks.

                                   Recitals

     A. The Credit Parties, the Banks and the Agent have entered into the Credit Agreement, dated as of October 10, 1996, as amended by the First Amendment to Credit Agreement, dated as of April 21, 1997 and the Second Amendment to Credit Agreement, dated as of May 1, 1997 (as so amended, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of construction set forth in the Credit Agreement are incorporated herein by reference.

     B. The Credit Parties, the Banks and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

     SECTION 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

          (a)  Clause (v) in the definition of "Permitted Indebtedness" in
Section 1.1 of the Credit Agreement is hereby amended in full to read as follows:

          "    (v)  (A) Permitted Subordinated Indebtedness of GMS
          Holding, (B) the Indebtedness of the Borrower evidenced by that certain promissory note, dated July 23, 1997, in the principal amount of up to $6,229,174 (the "Fremont Subordinated Indebtedness"), made by the Borrower in favor of Fremont Dental Group, which Indebtedness is subordinated to in right to payment to the Obligations hereunder pursuant to that certain Intercreditor Agreement, dated as of July 23, 1997 (the "Fremont Intercreditor Agreement"), among the Borrower, GMS Holding, the Agent and Fremont Dental Group and (C) the Guaranty Obligations of GMS Holding in respect of the Fremont Subordinated Indebtedness (the "Fremont Guaranty Obligations")."

          (b) The following provision shall be added to Section 7.1 of the Credit Agreement as paragraph (m) thereof:

          "     (m) Liens securing the Fremont Subordinated Indebtedness and the
          Fremont Guaranty Obligations."

     SECTION 3. Reference to and Effect on the Credit Agreement. On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except as hereby expressly amended, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

     SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

                                      GMS DENTAL GROUP MANAGEMENT, INC.

                                      By: /s/ Michael T. Fiore
                                         ---------------------
                                         Title: C.E.O.


                                      GMS DENTAL GROUP, INC.

                                      BY: /s/ Michael T. Fiore
                                         ---------------------
                                          Title: C.E.O.


                                       GMS DENTAL GROUP MANAGEMENT OF
                                         SOUTHERN CALIFORNIA, INC.

                                       BY: /s/ Michael T. Fiore
                                          ---------------------
                                          Title: C.E.O.


                                       GMS HAWAII ACQUISITION COMPANY


                                       By: /s/ Michael T. Fiore
                                          ---------------------
                                           Title: C.E.O.


                                       GMS DENTAL GROUP MANAGEMENT OF
                                         HAWAII, INC.

                                       By: /s/ Michael T. Fiore
                                          ---------------------
                                          Title: C.E.O.


                                       GMS DENTAL GROUP MANAGEMENT OF THE
                                         MOUNTAIN STATES, INC.


                                       BY: /s/ Michael T. Fiore
                                          ---------------------
                                          Title: C.E.O.

                                        IMPERIAL BANK, as Agent


                                        By: /s/ John Harris
                                           ---------------------------------
                                           Title: Sr. Vice President


                                        IMPERIAL BANK, as Bank


                                        By: /s/ John Harris
                                           ---------------------------------
                                           Title: Sr. Vice President